UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2021

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

645 Molly Lane, Suite 150

Woodstock, GA 30189

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2021, we entered into an At-The-Market Offering Agreement, or the ATM Agreement, with H.C. Wainwright & Co., LLC, as sales agent, pursuant to which we may offer and sell, from time to time, through Wainwright shares of our common stock, $0.0001 par value per share.

Subject to the terms and conditions of the ATM Agreement, Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell shares from time to time based upon our instructions, including any price, time or size limits specified by us. Under the ATM Agreement, Wainwright may sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. Wainwright’s obligations to sell shares under the ATM Agreement are subject to satisfaction of certain conditions, including customary closing conditions for transactions of this nature. The Company will pay Wainwright a commission of 3% of the aggregate gross proceeds from each sale of shares and has agreed to provide Wainwright with customary indemnification and contribution rights. We also agreed to reimburse Wainwright for certain specified expenses of up to $50,000.

We are not obligated to make any sales of our common stock under the ATM Agreement and no assurance can be given that we will sell any shares under the ATM Agreement, or, if we do, as to the price or amount of shares that we will sell, or the dates on which any such sales will take place. The ATM Agreement will terminate upon the earlier of (i) the sale of all shares under the ATM Agreement, or (ii) as provided therein.

Sales of shares of common stock under the ATM Agreement will be made pursuant to the registration statement on Form S-3 (File No. 333-250925), which was declared effective by the U.S. Securities and Exchange Commission, or SEC, on December 22, 2020, and a related prospectus supplement filed with the SEC on July 30, 2021, for an aggregate offering price of up to $6,000,000.

The foregoing summary of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, which is filed herewith as Exhibit 10.1.

A copy of the opinion of Burns & Levinson, LLP relating to the legality of the issuance and sale of shares, is attached hereto as Exhibit 5.1 to this current report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the ATM Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
5.1	Opinion of Burns & Levinson, LLP.
10.1	At-The-Market Offering Agreement, by and between the Company and H.C. Wainwright & Co., LLC, dated July 30, 2021.
23.1	Consent of Burns & Levinson, LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: July 30, 2021	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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